Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

TryHard Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

…………………………………………………

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Estimated Offering Price Per Unit(1)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid (Secondary shares to be offered by Resale Shareholders)	Equity	Ordinary shares, par value $0.001 per share	457(o)	3,600,000	$8.93	$32,148,000	(4)	$138.10 per $1,000,000	$4,439.64
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts			3,600,000		$32,148,000			$4,439.64
	Total Fees Previously Paid								0
	Total Fee Offsets								0
	Net Fee Due								$4,439.64

(1)	The registration fee has been calculated pursuant to Rule 457(c) under the Securities Act upon the basis of the average of the bid and asked price of the Ordinary Shares within 5 business days prior to the date of filing this registration statement.